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                                  EXHIBIT 21.1

                   SUBSIDIARIES OF NORCAL WASTE SYSTEMS, INC.

Alta Environmental Services, Inc.
Alta Equipment Leasing Co., Inc.
Auburn Placer Disposal Service
B&J Drop Box
City Garbage Company of Eureka
Consolidated Environmental Industries, Inc.
Del Norte Disposal, Inc.
Dixon Sanitary Service
Envirocal, Inc.
Foothill Disposal Co., Inc.
Golden Gate Disposal & Recycling Company
Integrated Environmental Systems, Inc.
J.J.V. Disposal, Inc.
Los Altos Garbage Company
Macor, Inc.
Mason Land Reclamation Company, Inc.
Norcal Disposal and Recycling, Inc.
Norcal/San Bernardino, Inc.
Norcal Service Center, Inc.
Norcal Waste Services of Sacramento, Inc.
Norcal Waste Solutions, Inc.
Norcal Waste Systems of Butte County, Inc.
Norcal Waste Systems of Southern California, Inc.
Recycle Central, Inc.
San Bruno Garbage Co., Inc.
Sanitary Fill Company
South Valley Refuse Disposal, Inc.
Sunset Properties, Inc.
Sunset Scavenger Company
Vacaville Sanitary Service
Vallejo Garbage Service, Inc.
West Coast Recycling Co.
Western Placer Recovery Company
Yuba Sutter Disposal, Inc.

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      All subsidiaries are California corporations, with the exception of Mason
      Land Reclamation Company, Inc. (Missouri corporation).


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